UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2016

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Sidney Street, Suite 200 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 14, 2016, Blueprint Medicines Corporation (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”).  Pursuant to the terms of the Agreement, the Company and Roche have agreed to collaborate on the discovery, development and commercialization of up to five small molecule therapeutics targeting kinases believed to be important in cancer immunotherapy, as single products or possibly in combination with other therapeutics (the “Collaboration”).  The parties have agreed to the targets for three of the collaboration programs, all of which are expected to begin in 2016, and the parties have agreed to work together to use the Company’s proprietary drug discovery platform and library of chemical compounds to select targets for up to two additional collaboration programs.

Under the Agreement, Roche is granted up to five option rights to obtain an exclusive license to exploit products derived from the collaboration programs (the “Licensed Products”) in the field of cancer immunotherapy.  Such option rights are triggered upon the achievement of Phase I proof-of-concept.  For up to three of the five collaboration programs, if Roche exercises its option, Roche will receive worldwide, exclusive commercialization rights for Licensed Products.  For up to two of the five collaboration programs, if Roche exercises its option, the Company will retain commercialization rights in the United States for the Licensed Products, and Roche will receive commercialization rights outside of the United States for the Licensed Products.  The Company will also retain worldwide rights to any products for which Roche elects not to exercise its applicable option.

Prior to Roche’s exercise of an option, the Company will have the lead responsibility for drug discovery and preclinical development of all collaboration programs.  In addition, the Company will have the lead responsibility for the conduct of all Phase I clinical trials other than those Phase I clinical trials for any product in combination with Roche’s portfolio of therapeutics, for which Roche will have the right lead the conduct of such Phase I clinical trials.  Pursuant to the Agreement, the parties will share the costs of Phase I development for each collaboration program.  In addition, Roche will be responsible for post-Phase I development costs for each Licensed Product for which it retains global commercialization rights, and the Company and Roche will share post-Phase I development costs for each Licensed Product for which the Company retains commercialization rights in the United States.

Subject to the terms of the Agreement, the Company will receive an upfront cash payment of $45.0 million and will be eligible to receive up to approximately $965.0 million in contingent option fees and milestone payments related to specified research, preclinical, clinical, regulatory and sales-based milestones.  Of the total contingent payments, up to approximately $215.0 million are for option fees and milestone payments for research, preclinical and clinical development events prior to licensing across all five potential collaboration programs, including contingent milestone payments for initiation of each of the collaboration programs for which the parties will work together to select targets. In addition, for any Licensed Product for which Roche retains worldwide commercialization rights, the Company will be eligible to receive tiered royalties ranging from low double-digits to high-teens on future net sales of the Licensed Product.  For any Licensed Product for which the Company retains commercialization rights in the United States, the Company and Roche will be eligible to receive tiered royalties ranging from mid-single-digits to low double-digits on future net sales in the other party’s respective territories in which it commercializes the Licensed Product.

Under the Agreement, each party has granted the other party specified intellectual property licenses to enable the other party to perform its obligations and exercise its rights under the Agreement, including license grants to enable each party to conduct research, development and commercialization activities pursuant to the terms of the Agreement.  Following Roche’s exercise of its option with respect to the collaboration programs for which it will obtain worldwide rights, the Company will grant Roche an exclusive license under the Company’s intellectual property to develop and commercialize the Licensed Products generated through such collaboration program.  Similarly, Roche will grant the Company an exclusive license under Roche’s intellectual property to develop and commercialize Licensed Products in the United States for the collaboration programs on which the Company will retain rights in the United States, with Roche receiving a license under the Company’s intellectual property to develop and commercialize such Licensed Products outside of the United States.

Subject to the terms and conditions of the Agreement, the Company has agreed to work exclusively with Roche with respect to each collaboration target,  and the Company has agreed to work exclusively within the field of cancer immunotherapy for a period of up to 30 months after the execution of the Agreement.  In addition, subject to specified exceptions, Roche has a right of first negotiation in the event that the Company desires to grant any third party rights to develop or commercialize a Licensed Product under either of the collaboration programs for which the Company will retain

commercialization rights in the United States.   Roche’s right of first negotiation will not apply in connection with a change of control of the Company, an assignment by the Company in accordance with the terms of the Agreement or certain agreements with contract research organizations,  contract manufacturing organizations, academic institutions, not-for-profit third parties or distributors.

The Agreement will continue until the date when no royalty or other payment obligations are or will become due, unless earlier terminated in accordance with the terms of the Agreement.  Prior to its exercise of its first option, Roche may terminate the Agreement at will, in whole or on a collaboration target-by-collaboration target basis, upon 120 days’ prior written notice to the Company.  Following its exercise of an option, Roche may terminate the Agreement at will, in whole, on a collaboration target-by-collaboration target basis, on a collaboration program-by-collaboration program basis or, if a licensed product has been commercially sold, on a country-by-country basis, (i) upon 120 days’ prior written notice if a Licensed Product has not been commercially sold or (ii) upon 180 days’ prior written notice if a Licensed Product has been commercially sold.  Either party may terminate the Agreement for the other party’s uncured material breach or insolvency and in certain other circumstances agreed to by the parties.  In certain termination circumstances, the Company is entitled to retain specified licenses to be able to continue to exploit the Licensed Products.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31,  2016.

Item 7.01    Regulation FD Disclosure.

On March 15, 2016, the Company issued a press release regarding the Collaboration, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).  The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

The Company expects that its cash and cash equivalents of $162.7 million as of December 31, 2015, together with the $45.0 million upfront cash payment under the Agreement, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements until late 2017.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 of this Form 8-K shall be deemed to be furnished and not filed:

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on March 15, 2016

Forward-Looking Statements

This Form 8-K contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. The forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s expectations regarding the initiation and timing of collaboration programs and the Company’s ability to fund its operating expenses and capital expenditure requirements until late 2017.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including those risk factors discussed in the Company’s annual report on Form 10-K  for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and other filings that the Company may make with the SEC in the future.   The forward-looking statements in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: March 18, 2016	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on March 15, 2016